Exhibit 11

                         THE STANLEY WORKS AND SUBSIDIARIES
                            STATEMENT OF PER SHARE EARNINGS
             (dollars and shares in thousands except per share amounts)

                                  SECOND QUARTER ENDED        SIX MONTHS ENDED
                                         June 28   June 29   June 28   June 29
                                           1997      1996      1997      1996
                                           -------   -------   -------   -------
Earnings per common share:
 Weighted average shares outstanding        88,987    88,825    88,878    88,830
                                           =======   =======   =======   =======
 Net Earnings (Loss)                      ($64,520)  $32,557  ($27,806)  $62,190
                                           =======   =======   =======   =======
 Per share amounts                          ($0.72)    $0.37    ($0.31)    $0.70
                                           =======   =======   =======   =======
PRIMARY:
 Weighted average shares outstanding        88,987    88,825    88,878    88,830
 Dilutive common stock equivalents -
  based on the treasury stock method
  using average market price                 1,736     1,407     1,588     1,342
                                           -------   -------   -------   -------
                                            90,723    90,232    90,466    90,172
                                           =======   =======   =======   =======
 Per share amounts                          ($0.71)    $0.36    ($0.31)    $0.69
                                           =======   =======   =======   =======
FILLY DILUTED:
 Weighted average shares outstanding        88,987    88,825    88,878    88,830
 Dilutive common stock equivalents -
  based on the treasury stock method
  using average market price                 1,814     1,407     1,645     1,374
                                           -------   -------   -------   -------
                                            90,801    90,232    90,523    90,204
                                           =======   =======   =======   =======
 Per share amounts                          ($0.71)    $0.36    ($0.31)    $0.69
                                           =======   =======   =======   =======



Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.